Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Micro Focus International plc:

We consent to the incorporation by reference in the registration statements (No. 333-252941, No. 333-228207, No. 333-220291) on Form S-8 of our reports dated February 24, 2022, with respect to the consolidated financial statements of Micro Focus International Plc and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

London, United Kingdom

February 24, 2022